THIS  FIRST  SUPPLEMENTAL   INDENTURE  (this
                           "Supplement") is entered into as of June 1, 1996, between COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Company"), COLLINS & AIKMAN CORPORATION, a Delaware corporation (the "Guarantor"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking corporation (the "Trustee"), as trustee under an Indenture dated as of June 1, 1996 (the "Indenture").


                                    RECITALS

                  The Company has previously executed and delivered to the Trustee the Indenture. Section 9.01 of the Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee at any time and from time to time, may enter into one or more indentures supplemental to the Indenture for the purpose of, among other things, establishing the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Indenture. The Board of Directors of the Company has duly authorized the creation, issuance, execution and delivery of a series of Securities consisting of the 11-1/2% Senior Subordinated Notes Due 2006 (the "11-1/2% Notes") in the aggregate principal amount of $400,000,000. The Company, the Guarantor and the Trustee are executing and delivering this Supplement in order to provide for the 11-1/2% Notes.

                  All things necessary to make this Supplement a valid and legally binding agreement of the Company and the Guarantor have been done.

                  The additional terms provided for herein apply only to the 11-1/2% Notes and do not apply to any other series of Securities previously issued or to be issued under the Indenture. Except as otherwise set forth herein, all provisions of the Indenture apply to the 11-1/2% Notes.

A.       Provisions Supplemental to Article I of the Indenture.

         1.  Terms Defined in the Indenture.

                  All capitalized terms used in this Supplement that are defined in the Indenture have the meanings assigned to them in the Indenture, except to the extent that such terms are otherwise defined in this Supplement, in which event the definition appearing in this Supplement shall govern with respect to the 11-1/2% Notes.

         2.  Additional Definitions.

                    Section 1.01 of the Indenture is hereby supplemented for purposes of the 11-1/2% Notes to provide additional definitions in the appropriate alphabetical sequence, as follows:

                  "Asset Disposition" means any transfer, conveyance, sale, lease or other disposition (including a consolidation or merger or other sale of a Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding Receivables Sales and a disposition by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary; provided, however, that any disposition to a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Company shall be an "Asset Disposition" unless no Affiliate of the Company (other than a Wholly Owned Subsidiary) holds Capital Stock in such Restricted Subsidiary) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary, (ii) substantially all of the assets of the Company or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of the Company or any of its Restricted Subsidiaries outside of the ordinary course of business, provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $10 million or more; provided, however, that (a) for purposes of Section 5.12 hereof, the term "Asset Disposition" shall exclude any disposition constituting a Permitted Investment or permitted by
Section 5.10 hereof and (b) the term "Asset Disposition" shall exclude transactions permitted under Section 10.01 hereof.

                  "Bank Credit Facilities" means the Term Loan Facility, the Revolving Facility and the Term Loan B Facility, collectively.

                  "Blackstone Partners" means Blackstone Capital Partners L.P., a Delaware limited partnership, and its successors.

                  "C&A Co. Subsidiary" means a Subsidiary of the Guarantor that is not also a Subsidiary of the Company.

                  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which




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                                                                              3

such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity, including Preferred Stock and partnership interests, whether general or limited, of such Person.

                  "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) certificates of deposit, money market deposit accounts and acceptances with a maturity of 180 days or less from the date of acquisition of any financial institution that is a member of the Federal Reserve System or organized under the laws of the United Kingdom, Canada, France, Germany or Japan having combined capital and surplus and undivided profits of not less than $250 million, (iii) commercial paper with a maturity of 180 days or less from the date of acquisition issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States of America or the District of Columbia or any foreign country recognized by the United States of America whose debt rating, at the time as of which such investment is made, is at least "A-1" by Standard & Poor's Corporation or at least "P-1" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency, (iv) repurchase agreements and reverse repurchase agreements having a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a financial institution meeting the qualifications described in clause (ii) above, (v) any security, maturing not more than 180 days after the date of acquisition, backed by standby or direct pay letters of credit issued by a bank meeting the qualifications described in clause (ii) above and (vi) any security, maturing not more than 180 days after the date of acquisition, issued or fully guaranteed by any state, commonwealth, or territory of the United States of America, or by any political subdivision thereof, and rated at least "A" by Standard & Poor's Corporation or at least "A" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency.

                  "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Consolidated Assets" of any Person as of any date of determination means the total assets of such Person as reflected on the most recently prepared balance sheet of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles.

                  "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income for such period increased by the sum of
(i) Consolidated Interest Expense for such period, plus (ii) Consolidated Income Tax Expense for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Subsidiaries for such period plus (iv) all other expenses reducing Consolidated Net Income for such period that do not represent cash disbursements for such period (excluding any expense to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the 11-1/2% Notes) less, to the extent included in the calculation of Consolidated Net Income, items of income increasing Consolidated Net Income for such period that do not represent cash receipts for such period (excluding any expense to the extent it represents an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the 11-1/2% Notes) in each case for such period; provided, however, that the provision for taxes based on the income or profits of, the consolidated depreciation and amortization expense and such items of expense or income attributable to, a Restricted Subsidiary shall be added to or subtracted from Consolidated Net Income to compute Consolidated Cash Flow Available for Fixed Charges only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income; provided further, however, that the contribution to Consolidated Cash Flow Available for Fixed Charges of a Restricted Subsidiary which is restricted in its ability to pay dividends to the Company for any period shall not exceed the amount that would have been permitted to be distributed to the Company by such Restricted Subsidiary as a dividend or other distribution during such period.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to (ii) Consolidated Interest Expense for such period; provided, however, that (a) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding (other than Indebtedness to finance seasonal fluctuations in working capital needs Incurred under a revolving credit (or similar arrangement) to the extent of the commitment thereunder in effect on the last day of such period unless any portion of such Indebtedness is projected in the reasonable judgment of senior management of the Company to remain outstanding for a period in excess of 12 months from the date of Incurrence of such Indebtedness) or if the transaction giving rise to the need to
calculate  the  Consolidated   Coverage  Ratio  is  an  Incurrence  of
Indebtedness, or both, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (b) if since the beginning of such period any Indebtedness of the Company or any Restricted Subsidiary has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period, (c) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the Consolidated Cash Flow Available for Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (d) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any Investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a line of business, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (e) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company and such calculations may include such pro forma adjustments for non-recurring items that the Company considers reasonable in order to reflect the ongoing impact of any such transaction on the Company's results of operations. If the Indebtedness to be incurred bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate, Currency or Commodity Price Agreement applicable to such Indebtedness if such Interest Rate, Currency or Commodity Price Agreement has a remaining term in excess of 12 months).

                  "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

                  "Consolidated  Interest  Expense"  means  for any  period  the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of debt discounts; (ii) to the extent included in the calculation of net income under generally accepted accounting principles, any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) to the extent included in the calculation of net income under generally accepted accounting principles, net costs with respect to interest rate swap or similar agreements or, to the extent related to non-U.S. dollar denominated Indebtedness, foreign currency hedge, exchange or similar agreements; (iv) Preferred Dividends in respect of all Preferred Stock of Subsidiaries and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary whether or not declared or paid; (v) interest on Indebtedness guaranteed by the Company and its Restricted Subsidiaries and actually paid by the Company or its Restricted Subsidiaries;
(vi) capitalized interest; (vii) the portion of any rental obligation attributable to Capital Lease Obligations allocable to interest expense and

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                                                                              7


(viii) the loss on Receivables  Sales, and excluding,  to the extent included in such consolidated interest expense, interest expense of any Person acquired by the Company or a Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary, not all the net income of which was included in calculating Consolidated Net Income by reason of the fact that such Restricted Subsidiary was not a Wholly Owned Subsidiary, shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

                  "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (i) the net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction, (ii) the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period (subject, in the case of a dividend or distribution to a Restricted Subsidiary, to the limitations contained in clause
(iii) below), (iii) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) gains or losses on Asset Dispositions by the Company or its Subsidiaries, (v) all extraordinary gains and extraordinary losses, (vi) the cumulative effect of changes in accounting principles, (vii) non-cash gains or losses resulting from fluctuations in currency exchange rates, (viii) gains attributable to any decrease in the valuation allowance for the Company's deferred tax assets relating to the utilization of net operating losses recognized after the Issue Date, and (ix) the tax effect of any of the items described in clauses (i) through (viii) above; provided, further, that for any period an amount equal to the product of (I) the Net Deferred Tax Asset at January 27, 1996 as reflected in Note 19 to the Consolidated Financial Statements of the Guarantor at January 27, 1996 and (II) a fraction, the numerator of which is the Net Operating Losses (regular tax) utilized during such period and the denominator of which is the total Net Operating Losses (regular tax) at January 27, 1996 as reflected in
Note 19 to the Consolidated Financial Statements of the Guarantor at January 27, 1996 (such product, the "Excess Tax Expense") shall be added to "Consolidated Net Income" for such period; provided, however, that the maximum amount of Excess Tax Expense that may be added to Consolidated Net Income pursuant to this clause is $20 million in any fiscal year and any Excess Tax Expense in any fiscal year in excess of such annual limitation may be carried forward and added to "Consolidated Net Income" in any succeeding fiscal year.

                  "Consolidated  Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, adjustments following the Issue Date to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect.

                  "Core Automotive Assets" means assets utilized, directly or indirectly, in the production or sale of products in one of the six primary product lines in the Company's Automotive Products segment existing on the Issue Date or otherwise related to interior trim products for consumption by automotive original equipment manufacturers.

                  "Designated Senior Indebtedness" means (i) the Credit Agreement and (ii) to the extent expressly so designated in the agreement or instrument evidencing such Senior Indebtedness, each series of Senior Indebtedness having an aggregate principal amount (or available commitments) of at least $25 million.

                  "Domestic Subsidiary" means a Restricted Subsidiary other than a Foreign Subsidiary.

                  "Equity Offering" means a primary sale of Common Stock of the Company or, to the extent the net cash proceeds thereof are paid to the Company as a capital contribution, Common Stock or Preferred Stock (other than Redeemable Preferred Stock) of the Guarantor, for cash to Persons other than Affiliates or Related Persons of the Company or the Guarantor.

                  "Foreign Subsidiary" means a Restricted Subsidiary that is organized under the laws of any country other than the United States and Canada and substantially all the assets of which are located outside the United States and Canada.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to
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                                                                               9

maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation (including by acquisition of Subsidiaries if such Indebtedness directly or indirectly becomes an obligation of such Person) or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

                  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) the principal of and premium, if any, in respect of any indebtedness of such Person for money borrowed, (ii) the principal of and premium, if any, of such Person with respect to obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i), (ii), and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) every Capital Lease Obligation of such Person, (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends) but only to the extent such obligations arise on or prior to the Stated Maturity of the 11-1/2% Notes, (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons, (viii) the present value (discounted using the interest rate on the 11-1/2% Notes) as of the date of determination of every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party, payable through the stated maturity of such Sale and Leaseback Transaction, (ix) every obligation under Interest Rate, Currency or Commodity Price Agreements of such Person and (x) every obligation of the type referred to in clauses (i) through (ix) of another Person the payment of which, in any case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The "amount" or "principal amount" of Indebtedness at any time of determination as used herein represented by (a) any contingent Indebtedness, shall be the maximum principal amount thereof, (b) any indebtedness issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (c) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof, and (d) any Preferred Stock, shall be the maximum voluntary or involuntary liquidation preference, in each case as of such time of determination.

                  "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

                  "Issue Date" means the date on which the 11-1/2% Notes are originally issued.

                  "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person, but shall not include trade accounts receivable in the ordinary course of business. For purposes of Sections
5.10 and 5.15 and the definition of "Permitted Investments", (i) with respect to a Restricted Subsidiary that is designated as an Unrestricted Subsidiary,

"Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and with respect to a Person that is designated as an Unrestricted Subsidiary simultaneously with its becoming a Subsidiary of the Company or as a C&A Co. Subsidiary simultaneously with its becoming a Subsidiary of the Guarantor, "Investment" shall mean the Investment made by the Company and its Restricted Subsidiaries or the Guarantor, as the case may be, to acquire such Subsidiary; provided, however, that in either case upon a redesignation of such Subsidiary as a Restricted Subsidiary, or upon the acquisition of the Capital Stock of a Person such that such Person becomes a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary or such other Person in an amount (if positive) equal to
(a) the Company's "Investment" in such Subsidiary at the time of such redesignation or in such Person immediately prior to such acquisition less (b) the portion (proportionate to the Company's interest in such Subsidiary after such redesignation or acquisition) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary or of such Person immediately following such acquisition; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                  "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Net Available Proceeds" from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, instalment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, accounting, financial advisory, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien,  or in
order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset
Disposition, (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, in each case as determined by the Board of Directors as evidenced by a resolution of the Board filed with the Trustee; provided, however, that any reduction in such reserve within 12 months following the consummation of such Asset Disposition shall be treated for all purposes of the Indenture and the 11-1/2% Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction and (v) any amount needed to effect a reduction of the amount outstanding under a Permitted Receivables Financing Facility as a result of such Asset Disposition.

                  "Non-Core Automotive Assets" means assets not constituting Core Automotive Assets.

                  "Obligor" shall mean, with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

                  "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder of 11-1/2% Notes at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of 11-1/2% Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of 11-1/2% Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders of 11-1/2% Notes to make an informed decision with respect to the Offer to Purchase (which at a minimum shall include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of

Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders of 11-1/2% Notes to tender 11-1/2% Notes pursuant to the Offer to Purchase. The Offer shall also state:

                  (i) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

                  (ii) the Expiration Date and the Purchase Date;

                  (iii) the aggregate principal amount of the Outstanding 11-1/2% Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

                  (iv) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of 11-1/2% Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

                  (v) that the Holder of 11-1/2% Notes may tender all or any portion of the 11-1/2% Notes registered in the name of such Holder of 11-1/2% Notes and that any portion of a 11-1/2% Note tendered must be tendered in an integral multiple of $1,000 principal amount;

                  (vi) the place or places where 11-1/2% Notes are to be surrendered for tender pursuant to the Offer to Purchase;


                 (vii) that interest on any 11-1/2% Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

                  (viii) that on the Purchase Date the Purchase Price will become due and payable upon each 11-1/2% Note being accepted for payment pursuant to the

                                                                             14
         Offer to Purchase and that interest thereon will cease to accrue on and after the Purchase Date;

                  (ix) that each Holder of 11-1/2% Notes electing to tender a 11-1/2% Note pursuant to the Offer to Purchase will be required to surrender such 11-1/2% Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such 11-1/2% Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of 11-1/2% Notes or his attorney duly authorized in writing);

                  (x) that Holders of 11-1/2% Notes will be entitled to withdraw all or any portion of 11-1/2% Notes tendered if the Company (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the 11-1/2% Note the Holder tendered, the certificate number of the 11-1/2% Note the holder tendered and a statement that such Holder of 11-1/2% Notes is withdrawing all or a portion of his tender;

                  (xi) that (a) if 11-1/2% Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such 11-1/2% Notes and (b) if 11-1/2% Notes in an aggregate  principal  amount  in  excess  of the  Purchase  Amount  are tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase 11-1/2% Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only 11-1/2% Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

                  (xii) that in the case of any Holder of 11-1/2% Notes whose 11-1/2% Note is purchased only in part, the Company will execute, and the Trustee shall authenticate and deliver to the Holder of such 11-1/2% Note without service charge, a new 11-1/2% Note or 11-1/2% Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the 11-1/2% Note so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

                  "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions that is designed to protect such Person (i) against fluctuations in interest rates or currency exchange rates with respect to Indebtedness of the Company and its Restricted Subsidiaries and which shall have a notional amount no greater than the principal payments due with respect to the Indebtedness being hedged thereby, or
(ii) in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of the Company's and its Restricted Subsidiaries' business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

                  "Permitted   Investments"   means  (i)   Investments  in  Cash
Equivalents,  (ii) any  Investments  included  in the  definition  of  Permitted
Indebtedness (except Indebtedness incurred pursuant to clause (i) of such definition), (iii) Investments in existence on the Issue Date, (iv) Investments in any Restricted Subsidiary by the Company or any Restricted Subsidiary, including any Investment made to acquire such Restricted Subsidiary; provided that the primary business of such Restricted Subsidiary is in a Related Business or is to sell Receivables pursuant to a Permitted Receivables Financing Facility, (v) Investments in the Company by the Guarantor or any Restricted Subsidiary, (vi) sales of goods or services on trade credit terms consistent with the Company's and its Subsidiaries' past practices or otherwise consistent with trade credit terms in common use in the industry and recorded as accounts receivable on the balance sheet of the Person making such sale, (vii) loans or advances to employees for purposes of purchasing common stock of the Guarantor in an aggregate amount outstanding at any one time not to exceed $5 million and other loans and advances to employees of the Company in the ordinary course of business and on terms consistent with the Company's practices in effect prior to the Issue Date, including travel, moving and other like advances, (viii) loans or advances to vendors or contractors of the Company (other than Affiliates of the Company) in the ordinary course of a Related Business, (ix) lease, utility and other similar deposits in the ordinary course of business, (x) stock, obligations or securities received in the ordinary course of business in settlement of debts owing to the Company or a Subsidiary thereof as a result of foreclosure, perfection, enforcement of any Lien or in a bankruptcy proceeding,
(xi) Investments in Unrestricted Subsidiaries, C&A Co. Subsidiaries (including dividends to the Guarantor for the purpose of making such Investments), partnerships or joint ventures involving the Company or its Restricted Subsidiaries, in each case primarily engaged in a Related Business, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (xi), less any return of capital realized or any repayment of principal received on such Permitted
Investments, or any release or other cancellation of any Guarantee constituting such Permitted Investment, which has not at such time been reinvested in

Permitted Investments made pursuant to this clause (xi)), does not exceed $75 million, provided that the aggregate amount of all such Investments in Unrestricted Subsidiaries and C&A Co. Subsidiaries shall not exceed $50 million at any one time outstanding, and (xii) Investments in Persons to the extent any such Investment represents the non-cash consideration otherwise permitted to be received by the Company or its Restricted Subsidiaries in connection with an Asset Disposition.

                  "Permitted Receivables Financing Facility" means the receivables financing facility established pursuant to the Amended and Restated Receivables Sales Agreement dated as of March 30, 1995, as amended from time to time, among the Company, as master servicer, the Sellers parties thereto and Carcorp, Inc. and one or more receivables financing facilities pursuant to which the Company or any of its Subsidiaries sells, transfers, assigns or pledges its Receivables to a special purpose entity or a trust and in connection therewith such entity or trust incurs Indebtedness secured by such Receivables with customary limited repurchase obligations for breaches of certain representations, warranties or covenants or limited recourse based upon the collectibility of the Receivables sold.

                  "Preferred Dividends" for any Person means for any period the quotient determined by dividing the amount of dividends and distributions paid or accrued (whether or not declared) on Preferred Stock of such Person during such period calculated in accordance with generally accepted accounting principles, by 1 minus the actual combined Federal, state, local and foreign income tax rate of the Company on a consolidated basis (expressed as a decimal) for such period.

                  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Prospectus Supplement" means the Prospectus Supplement dated June 5, 1996, relating to the offering and sale of the 11-1/2% Notes.


                  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money. "Receivables" shall include the indebtedness and payment obligations of any Person to the Company or a Subsidiary arising from a sale of merchandise or services by the Company or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of the Company's or such Subsidiary's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

                  "Receivables Sale" of any Person means any sale, transfer, assignment or pledge of Receivables by such Person (pursuant to a Permitted Receivables Financing Facility, a purchase facility or otherwise), other than
(i) in connection with a disposition of the business operations of such Person relating thereto or (ii) a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

                  "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) (i) matures or (ii) is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or (iii) is convertible into or exchangeable for Indebtedness or is redeemable at the option of the holder thereof, in each case in whole or in part, at any time prior to the final Stated Maturity of the 11-1/2% Notes.

                  "Related Business" means any business related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the Issue Date, as determined by the Company's Board of Directors.

                  "Related Person" of any Person means any other Person directly or indirectly owning (i) 10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the equity interest in such Person) or (ii) 10% or more of the combined voting power of the Voting Stock of such Person.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Revolving Facility" means a certain seven-year senior secured revolving credit facility of the Company and the Guarantor in an aggregate principal amount of up to $250 million pursuant to the Credit Agreement.

                  "Sale and Leaseback Transaction" means an arrangement by any Person with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person not more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

                  "Senior Subordinated Indebtedness" means the 11-1/2% Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the 11-1/2% Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

                  "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                  "Stated Maturity" means, with respect to any Security, the date specified in such Security as the fixed date on which the payment of principal of such Security is due and payable, including pursuant to any mandatory redemption provision.

                  "Subordinated Indebtedness" means Indebtedness of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness is subordinate to the prior payment in full of the 11-1/2% Notes.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interest (including partnership interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

                  "Tax Sharing Agreement" means the Tax Sharing Agreement dated as of November 1, 1989, as amended from time to time, among the Guarantor, the

Company and the Subsidiaries of the Company, or any successor or replacement tax sharing agreement.


                  "Term Loan B Facility" means a certain credit facility of the Company in the principal amount of $195.8 million, originally entered into onDecember 22, 1995, as amended and restated.

                  "Term Loan Facility" means a certain eight-year senior secured term loan facility of the Company and Collins & Aikman Canada, Inc. in anaggregate principal amount of $475 million pursuant to the Credit Agreement.

                  "U.S. Government Obligation" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                  "Wallcoverings"   means   Imperial   Wallcoverings,   Inc.,  a
subsidiary of the Company.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Redeemable Stock, as the case may be at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying
(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Redeemable Stock, as the case may be.

                  "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                                                                              20
                  "WP Partners" means Wassertein Perella Partners, L.P., a Delaware limited partnership.



         B.  Title and Terms of the 11-1/2% Notes Pursuant to Section 3.01.

                  1.  Title.

                  The 11-1/2% Notes are hereby created and shall be issuable in one series. The 11-1/2% Notes shall be designated as the "11-1/2% Senior Subordinated Notes Due 2006".

                  2.  Dating of the 11-1/2% Notes.

                  All   11-1/2%   Notes   shall  be  dated  the  date  of  their
authentication.

                  3.  Maximum Aggregate Principal Amount.

                  The maximum aggregate principal amount of the 11-1/2% Notes that may be authenticated and delivered under this Supplement is limited to $400,000,000, except for 11-1/2% Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other 11-1/2% Notes pursuant to Section 3.05, 3.06 or 4.07 of the Indenture.

                  4.  Priority of Payment.

                  The 11-1/2% Notes are unsecured senior subordinated obligations of the Company. The payment of the principal of, premium (if any) and interest on the 11-1/2% Notes and other payment obligations of the Company in respect of the 11-1/2% Notes are subordinated in right of payment to the prior payment in cash when due of all Senior Indebtedness of the Company. The 11-1/2% Notes rank pari passu with all other Senior Subordinated Indebtedness of the Company.

                  5.  Price to Public.

                  The 11-1/2% Notes will be issued at a price to public of 100% of the principal amount.


                  6.  Payment of Principal.

                  The principal amount of the 11-1/2% Notes shall be due and payable on April 15, 2006. The principal of each 11-1/2% Note shall be payable on the date due upon delivery and surrender of such 11-1/2% Note to the Trustee at the principal

                                                                              21
office of the Trustee in lawful money of the United States of America by check or by wire transfer of immediately available funds.

                  7.  Interest, Interest Payment Dates, Record Dates

                  Each 11-1/2% Note shall bear interest on its outstanding principal balance from June 10, 1996 at 11-1/2% per annum until payment of the principal thereof has been made or duly provided for. Interest on the 11-1/2% Notes shall be paid semi-annually on April 15, and October 15, commencing on October 15, 1996 (each an "Interest Payment Date"). Interest on the 11-1/2% Notes shall be computed on the basis of a 360-day year of twelve 30-day months, from the later of: (1) June 10, 1996 or (2) the most recent Interest Payment Date to which interest has been paid or provided for to the end of the next Interest Payment Date. Interest on the 11-1/2% Notes shall be payable in lawful money of the United States of America.

                  The Regular Record Date for each Interest Payment Date shall be the close of business on the April 1 and October 1 next preceding each Interest Payment Date, whether or not such date shall be a Business Day.

                  8.  Global Securities.

                  The 11-1/2% Notes shall initially be represented by one or more global securities (the "Global Securities") deposited with The Depository Trust Company ("DTC"), as depositary, and registered in the name of DTC or a nominee of DTC. Except as set forth in the Indenture, the 11-1/2% Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The term "Depositary" refers to DTC or any successor depository, as depositary.

                  9.  Registration of Transfer or Exchange.

                  Until otherwise designated by the Company, the office or agency where, subject to Section 5.02, the 11-1/2% Notes may be presented for registration of transfer or exchange shall be the corporate trust office of the Trustee, as Paying Agent and Registrar.

                 10.  Place of Payment of Principal and Interest.

                  Principal of, premium (if any) and interest on the 11-1/2% Notes will be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, provided that at the option of the Company, payment of interest on the 11-1/2% Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. Until otherwise designated by the Company, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Registrar.

                  11.  Redemption.

                  The 11-1/2% Notes are redeemable from time to time prior to April 15, 2001 only in the event that on or before April 15, 1999 the Company receives net cash proceeds from one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net cash proceeds to redeem the 11-1/2% Notes in a principal amount of at least $5,000,000 and up to an aggregate principal amount equal to 40% of the original principal amount of the 11-1/2% Notes, provided, however, that 11-1/2% Notes in an aggregate principal amount equal to at least 60% of the original principal amount of the 11-1/2% Notes remain outstanding after each such redemption. Any such redemption must occur within 120 days of any such sale and upon not less than 30 nor more than 60 days' notice mailed to each Holder of 11-1/2% Notes to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price of 110% of the principal amount of the 11-1/2% Notes plus accrued interest to but excluding the Redemption Date.

                  The 11-1/2% Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after April 15, 2001 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of 11-1/2% Notes to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the Redemption Date, if redeemed during the 12-month period commencing on or after April 15 of the years set forth below:

                                           Redemption
Year                                          Price

2001...................................      105.750%
2002...................................      103.833%
2003...................................      101.917%
2004 and thereafter....................      100.000%


                  The 11-1/2% Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed to each Holder of 11-1/2% Notes at such Holder's address appearing in the Security Register, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium at the time plus accrued interest to but excluding the Redemption Date. "Applicable Premium" means, with respect to a 11-1/2% Note at any time, the greater of (i) 1.0% of the principal amount of such 11-1/2% Note and (ii) the excess of (a) the present value at such time of the principal amount of such 11-1/2% Note plus all required interest payments due on such 11-1/2% Note through the first date on which the 11-1/2% Notes may be redeemed at the option of the Company plus the amount of any premium due on such date, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (b) the then outstanding principal amount of such 11-1/2% Note. "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the 11-1/2% Notes (calculated as if the first date on which the 11-1/2% Notes can be redeemed at the option of the Company were the final maturity of the 11-1/2% Notes); provided, however, that if such Weighted Average Life to Maturity of the 11-1/2% Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such Weighted Average Life to Maturity of the 11-1/2% Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. If less than all the 11-1/2% Notes are to be redeemed, the Trustee will select, in such manner as it shall deem fair and appropriate, the particular 11-1/2% Notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

                  12.  Form of 11-1/2% Notes.

                  The form of the 11-1/2% Notes and the Trustee's certificate of authentication are attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of the Indenture. Each of the 11-1/2% Notes shall be numbered consecutively from A-1 upward. The 11-1/2% Notes shall bear a CUSIP number, but any failure to indicate or any error in such CUSIP number shall not in any way affect the validity of the 11-1/2% Notes. The terms of the 11-1/2% Notes set forth in Exhibit A are part of the terms of this Indenture.

                                                                              24
                  13.  Sinking Fund.

                  There will be no mandatory sinking fund payments for the 11-1/2% Notes.

         C. Provisions Supplemental to Article V of Indenture.

                  Article V of the Indenture is hereby supplemented with respect to the 11-1/2% Notes by inserting, following the final sentence of Section 5.06, the following:

                  SECTION 5.07. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company may Incur Indebtedness if, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Coverage Ratio would be greater than 2.00 to 1.00, if such Indebtedness is Incurred on or prior to June 30, 1998, or 2.25 to 1.00 if such Indebtedness is Incurred thereafter.

                  (b) Notwithstanding the foregoing, the following Indebtedness may be Incurred (collectively, "Permitted Indebtedness"):

                  (i) (A) Indebtedness of the Company or any Restricted Subsidiary under the Revolving Facility or one or more other revolving credit facilities (including related Guarantees, notes, letters of credit and security documents) in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (A) and then outstanding, does not exceed $250 million, (B) Indebtedness of the Company or any Restricted Subsidiary under the Term Loan Facility and the Term Loan B Facility (including related Guarantees, notes, letters of credit and security documents) and under any agreement or instrument effecting a renewal, extension, refinancing, replacement, amendment, restatement or refunding of any Indebtedness permitted to be Incurred pursuant to this clause (B) in an aggregate principal amount which, when taken together with all Indebtedness Incurred pursuant to this clause (B) and then outstanding, does not exceed an amount equal to (x) $391 million less (y) the aggregate sum as of the date of such Incurrence of (1) the amount of all scheduled principal amortization payments that, pursuant to the terms of the Term Loan Facility and the Term Loan B Facility as in effect on the Issue Date, were required to be made through such date plus (2) the amount of all mandatory prepayments of principal of Indebtedness under the Term Loan Facility or the Term Loan B Facility or Indebtedness otherwise Incurred pursuant to this clause (B) that have been made through such date with the proceeds of any Asset Disposition by the Company or its Restricted Subsidiaries (other than any Asset Disposition of Non-Core Automotive Assets so long as an amount equal to 100% of the Net Available Proceeds from such Asset Disposition was invested within 365 days prior to, or is invested within 365 days after, the date of such Asset Disposition in additional Core Automotive Assets) and (C) Indebtedness of the Company or any Restricted Subsidiary under one or more receivables financing facilities pursuant to which the Company or any Domestic Subsidiary pledges or otherwise borrows solely against its Receivables (to the extent Receivables are not being financed pursuant to a Permitted Receivables Financing Facility) in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (C) and then outstanding, does not exceed 80% of the consolidated book value of the accounts receivable of the Company and its Domestic Subsidiaries then being pledged or otherwise financed pursuant to this clause (C) (determined at the time of the respective Incurrence in accordance with generally accepted accounting principles);

                  (ii) the original issuance by the Company of the Indebtedness represented by the 11-1/2% Notes;

                  (iii) any Indebtedness (other than Indebtedness described in another clause of this paragraph) of the Company or any Restricted Subsidiary outstanding on the Issue Date;

                  (iv)  Indebtedness  owed  by the  Company  to  any  Restricted
         Subsidiary or Indebtedness owed by any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided, however, that (A) any such Indebtedness owing by the Company to a Restricted Subsidiary must be unsecured Indebtedness and (B) upon either (1) the transfer or other disposition by a Restricted Subsidiary or the Company of any Indebtedness so permitted to a Person other than the Company or another Restricted Subsidiary or (2) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of a Restricted Subsidiary holding such Indebtedness to a Person other than the Company or another Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition; provided further, however, that Indebtedness under this clause (iv) held by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Company shall be permitted by this clause (iv) only if no Affiliate of the Company (other than a Wholly Owned Subsidiary) holds Capital Stock in such Restricted Subsidiary;

                   (v) Indebtedness of the Company or any Restricted Subsidiary consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

                  (vi) Indebtedness which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, outstanding Indebtedness Incurred pursuant to paragraph (a) above or clauses (ii), (iii) or (ix) of this paragraph (each of the foregoing, a "refinancing", and including any successive refinancing of such
         Indebtedness) in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Guarantor, the Company or any Restricted Subsidiary, as the case may be, Incurred in connection with such refinancing; provided, however, that (A) Indebtedness the proceeds of which are used to refinance the 11-1/2% Notes or Indebtedness which is pari passu with or subordinate in right of payment to the 11-1/2% Notes shall only be permitted if (1) in the case of the refinancing of the 11-1/2% Notes or Indebtedness which is pari passu with the 11-1/2% Notes, the refinancing Indebtedness is Incurred by the Company and made pari passu with the 11-1/2% Notes or subordinated to the 11-1/2% Notes, and (2) in the case of any refinancing of Indebtedness which is subordinated to the 11-1/2% Notes, the refinancing Indebtedness is Incurred by the Company and is subordinated to the 11-1/2% Notes to the same extent as the Indebtedness being refinanced; (B) the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (1) provides that the Weighted Average Life to Maturity of such refinancing Indebtedness at the time such refinancing Indebtedness is Incurred is equal to or greater than the lesser of the Weighted Average Life to Maturity of either the 11-1/2% Notes or the Indebtedness being refinanced and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such debt at the option of the holder thereof prior to the earlier of the Stated Maturity of the 11-1/2% Notes and the final stated maturity of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described in Sections 5.12 and 5.14 hereof; and (C) in the case of any refinancing of Indebtedness Incurred by the Company, the refinancing Indebtedness may be Incurred only by the Company, and in the case of any refinancing of Indebtedness may be Incurred only by such Restricted Subsidiary or the Company; provided, further, that Indebtedness Incurred pursuant to this clause (vi) may not be Incurred more than 60 days prior to the application of the proceeds to repay the Indebtedness to be refinanced;


                  (vii) Indebtedness consisting of (A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by a Restricted Subsidiary without violation of the Indenture, (B) Guarantees by any Restricted Subsidiary (in addition to Guarantees permitted by clause
         (i) above) of Senior Indebtedness Incurred by the Company (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Indenture) without violation of the Indenture, (C) Guarantees by any Restricted Subsidiary of Indebtedness of any of its Restricted Subsidiaries Incurred without violation of the Indenture; provided, however, that a Guarantee under this clause (C) of Indebtedness owed by a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Company shall be permitted by this clause (C) only if no Affiliate of the Company (other than a Wholly Owned Subsidiary) holds Capital Stock in such Restricted Subsidiary and (D) Guarantees by any Restricted Subsidiary of Senior Subordinated Indebtedness of the Company so long as such Restricted Subsidiary provides an equal (or superior) and ratable Guarantee for the benefit of the Holders of the 11-1/2% Notes;

                  (viii) Indebtedness of the Company or any Restricted Subsidiary represented by Capitalized Lease Obligations, rental obligations described in clause (viii) of the definition of "Indebtedness", mortgage financings or other purchase money obligations or obligations under other financing transactions relating to capital expenditures, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business ("Capital Spending") and Incurred no later than 270 days after the date of such acquisition or the date of completion of such construction or improvement, or Indebtedness Incurred to renew, extend, refinance or refund any such Indebtedness then outstanding; provided further, however, that the principal amount of any Indebtedness Incurred pursuant to this clause
         (viii) (other than Indebtedness Incurred to refinance other Indebtedness) at any time during a single fiscal year shall not exceed 40% of the total Capital Spending of the Company and its Restricted Subsidiaries made during the period of the most recently completed four consecutive fiscal quarters prior to the date of such Incurrence;

                  (ix) Indebtedness of any Restricted  Subsidiary  Incurred by a
         Person  prior  to  the  time  (A)  such  Person   became  a  Restricted
         Subsidiary, (B) such Person merged into or consolidated with a Restricted Subsidiary or (C) another

         Restricted  Subsidiary  merged into or consolidated  with such
         Person (in a transaction in which such Person became a Restricted Subsidiary), which Indebtedness was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; provided, however, that to the extent the principal amount of such Indebtedness in any single transaction or series of related transactions exceeds $10 million at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause;

                  (x) (A) Indebtedness of any Foreign Subsidiary Incurred for working capital purposes if, at the time of Incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of such Foreign Subsidiary Incurred pursuant to this clause (A) and then outstanding does not exceed the amount (the "Borrowing Base") equal to the sum of (x) 80% of the consolidated book value of the accounts receivable of such Foreign Subsidiary and (y) 60% of the consolidated book value of the inventories of such Foreign Subsidiary; provided, however, that at the time such Indebtedness is Incurred, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (A); and (B) Indebtedness consisting of working capital financing of any Foreign Subsidiary, if at the time such Indebtedness is Incurred the Company would not be able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness, in an aggregate principal amount which does not exceed such Foreign Subsidiary's Borrowing Base and which, together with all other Indebtedness Incurred by Foreign Subsidiaries pursuant to this clause (B) and then outstanding, has an aggregate principal amount not in excess of $25 million;

                  (xi) Indebtedness of any Restricted Subsidiary in an aggregate principal amount which, together with any other Indebtedness Incurred pursuant to this clause (xi) and then outstanding, does not exceed the sum of $100 million plus 3% of the Company's Consolidated Assets as of the date of such Incurrence; provided, however, that at the time such Indebtedness is Incurred, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (xi); and

                  (xii) Indebtedness of the Company, in addition to any Indebtedness Incurred pursuant to clauses (i) through (xi) above, which, together with any other Indebtedness Incurred pursuant to this clause (xii) and then outstanding, has an aggregate principal amount not in excess of $50 million.

                  (c) For purposes of determining compliance with this Section 5.07, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and
(ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described herein.

                  (d) The Guarantor may not Incur any Indebtedness; provided, however, that the foregoing shall not prohibit the Incurrence of any of the following Indebtedness: (i) Guarantees of Indebtedness of the Company or any Restricted Subsidiary Incurred under the Credit Agreement or otherwise without violation of the Indenture; provided, however, that such Guarantees do not guarantee (A) any Subordinated Indebtedness except on a subordinated basis or (B) any Senior Subordinated Indebtedness on a senior basis; and (ii) Indebtedness owing to and held by the Company or any Wholly Owned Subsidiary of the Guarantor; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary of the Guarantor or any subsequent transfer of any such Indebtedness (except to the Guarantor or to a Wholly Owned Subsidiary of the Guarantor) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Guarantor

                  SECTION 5.08. Limitation on Ranking of Certain Indebtedness. The Company may not Incur any Indebtedness which by its terms is both (i) subordinate in right of payment to any Senior Indebtedness and (ii) senior in right of payment to the 11-1/2% Notes (it being understood that Indebtedness shall not be deemed subordinate in right of payment to other Indebtedness solely by reason of such other Indebtedness having the benefit of a security interest in property of the Company).

                  SECTION 5.09. Limitation on Liens Securing Subordinated Indebtedness. The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness of the Company that is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Company without making, or causing such Subsidiary to make, effective provision for securing the 11-1/2% Notes (x) equally and ratably with such Indebtedness as to such property or assets for so long as such Indebtedness shall be so secured or (y) in the event such Indebtedness is subordinate in right of payment to the 11-1/2% Notes, prior to such Indebtedness as to such property or assets for so long as such Indebtedness shall be so secured.

                  SECTION 5.10. Limitation on Restricted Payments and Restricted Investments. (a) Neither the Company nor the Guarantor may, nor may any Restricted Subsidiary be permitted to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of the Capital Stock of the Company or the Guarantor (including any payment in connection with any merger or consolidation involving the Company or the Guarantor) except dividends or distributions payable solely in Capital Stock of the Company, the Guarantor or such Restricted Subsidiary (other than Redeemable Stock), (ii) purchase, redeem or otherwise retire or acquire for value any Capital Stock (including any option or warrant to purchase Capital Stock) of the Company or the Guarantor or any Capital Stock of a Restricted Subsidiary held by an Affiliate of the Company (other than another Restricted Subsidiary), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Indebtedness of the Company which is subordinate in right of payment to the 11-1/2% Notes (other than the purchase, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or (iv) make any Investment in any Person (other than Permitted Investments) (each of clauses (i) through (iv) being a "Restricted Payment") if: (a) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result from such Restricted Payment, or (b) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to Section 5.07(a), or (c) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the Issue Date exceeds the sum of: (1) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company since the beginning of the fiscal quarter during which the 11-1/2% Notes were originally issued through the last day of the last fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus (2) 100% of the aggregate net proceeds received by the Company after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), from contributions of capital from the Guarantor from the issuance and sale (other than to a Subsidiary of the Guarantor or the Company) of Capital Stock (other than Redeemable Stock) of the Guarantor or options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Guarantor or the issuance and sale (other than to a Subsidiary of the Guarantor or the Company) of Capital Stock (other than Redeemable Stock) of the Company or options, warrants or other rights to acquire Capital Stock (other than Redeemable

Stock) of the Guarantor or the issuance and sale (other than to a Subsidiaryof the Guarantor or the Company) of Capital Stock (other than Redeemable Stock)of the Company or options, warrants or other rights to acquire Capital Stock(other than Redeemable Stock) of the Company, provided that any such net proceeds received, directly or indirectly, by the Company from an employee stock ownership plan financed by loans from the Guarantor, the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus (3) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Redeemable Stock) of the Company or the Guarantor (less the amount of any cash or other property (other than such Capital Stock) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus (4) to the extent not included in Consolidated Net Income, the net reduction (received by the Company or any Restricted Subsidiary in cash) in Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries since the Issue Date (including if such reduction occurs by reason of the return of equity capital, the repayment of the principal of loans or advances or the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries), not to exceed, in the case of any Investments in any Person, the amount of Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries in such Person since the Issue Date.

                  (b) So long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom (except as to clauses (ii) through (v) below), the foregoing shall not prohibit:

                  (i)   dividends   paid  within  60  days  after  the  date  of
         declaration thereof if at such date of declaration such dividend would have complied with this Section 5.10;

                  (ii) the purchase or redemption of Subordinated Indebtedness made by the exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company Incurred pursuant to
         Section 5.07(a) or (b)(vi) hereof or in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Guarantor, the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company or the Guarantor, to the extent the net cash proceeds thereof are paid to the Company as a capital contribution, provided that the amount of such purchase or redemption and the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to
         Section 5.10(a);

                  (iii) the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company or the Guarantor solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Company or from or to an employee stock ownership plan financed by loans from the Guarantor, the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company or the Guarantor, to the extent the net cash proceeds thereof are received by the Company or are paid to the Company by the Guarantor as a capital contribution, provided that the amount of such purchase, redemption, acquisition or retirement and the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to Section 5.10(a);

                  (iv) the purchase or redemption of any Indebtedness from Net Available Proceeds to the extent permitted by Section 5.12 hereof, provided that such purchase or redemption shall be excluded from the calculation of the amount available for Restricted Payments pursuant to
         Section 5.10(a);


                  (v) the purchase or redemption of any Indebtedness following a Change of Control pursuant to provisions applicable to such Indebtedness substantially similar to those described in Section 5.14 hereof after the Company shall have complied with the provisions of
         Section  5.14  hereof,  including  payment of the  applicable  Purchase
         Price;

                  (vi) the purchase, redemption, acquisition or retirement of Capital Stock of the Guarantor from full-time employees, former full-time employees, directors, or former directors of the Guarantor, the Company or any of its Subsidiaries pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors under which such persons purchase or sell or are granted the option to purchase such shares of Capital Stock to the extent that such payments do not exceed $5 million in any fiscal year which, to the extent not used in any fiscal year, may be carried forward to the next succeeding fiscal year, provided that the aggregate amount of such payments that may be made pursuant to this clause (vi) may not exceed $25 million;

                  (vii) dividends or other Restricted Payments (including tax sharing payments) to the Guarantor to the extent used by the Guarantor to pay its operating and administrative expenses incurred in the ordinary course of its business, including directors' fees, legal and audit expenses, listing fees, judgments, awards or settlements payable by the Guarantor arising from a Related Business or the Guarantor's status as a public company, Commission compliance expenses and corporate franchise and other taxes; provided that such dividends or payments shall be excluded from the calculation of the amount available for Restricted Payments pursuant to Section 5.10(a);

                  (viii) the dividend to the Guarantor for the purpose of enabling it to make a distribution to its stockholders of the Capital Stock of Wallcoverings substantially in the manner described in the Prospectus Supplement, provided that to the extent the amount (the "Net Investment") equal to (a) the aggregate amount of all Investments made by the Company, directly or indirectly, in Wallcoverings since the Issue Date less (b) the aggregate amount of dividends paid, repayments of loans or advances or other transfers of assets (valued at their fair market value, as determined in good faith by the Board of Directors) made, directly or indirectly, to the Company from Wallcoverings since the Issue Date, exceeds $75 million, then the distribution described in this clause (viii) shall be permitted only to the extent that the Company at such time is permitted to make a Restricted Payment pursuant to Section 5.10(a) in an amount equal to the excess of such Net Investment over $75 million; provided further, however, that no part of the value of such distribution (other than the amount of Net Investment in excess of $50 million) shall be included in the calculation of the amount available for Restricted Payments pursuant to Section 5.10(a);


                  (ix) the dividend to the Guarantor for the purpose of enabling it to make a dividend or distribution to its stockholders of an amount equal to (A) the Net Available Proceeds (after repayment of all intercompany Indebtedness owed by Wallcoverings) from the sale or other disposition of Wallcoverings less (B) the amount of any tax savings generated by the use of net operating losses or other tax assets in connection with such sale or other disposition; provided that no portion of such dividend or distribution (other than the amount of Net Investment in Wallcoverings in excess of $50 million) shall be included in the calculation of the amount available for Restricted Payments pursuant to Section 5.10(a);

                  (x) Restricted Payments to the Guarantor, to the extent used by the Guarantor within 30 days of such payment, to pay dividends in respect of the Capital Stock of the Guarantor or to purchase or otherwise acquire any Capital Stock of the Guarantor to the extent that such dividends, purchases and other acquisitions do not exceed $10 million in any fiscal year or $20 million in the aggregate; and

                (xi) Restricted Payments by the Guarantor to the extent dividends are otherwise permitted to be, and are actually, made pursuant to this Section 5.10 to the Guarantor from the Company; provided that such Restricted Payments made by the Guarantor shall be excluded from the calculation of the amount available for Restricted Payments pursuant to Section 5.10(a).

                  (c) Any payment made pursuant to clause (i), (v), (vi) or (x) of Section 5.10(b) shall, without duplication, be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to Section 5.10(a).

                  SECTION 5.11. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any such encumbrance or restriction
(A) pursuant to any agreement in effect on the Issue Date (including the Bank Credit Facilities and the Permitted Receivables Financing Facility); (B) pursuant to an agreement relating to any Indebtedness Incurred by a Person (other than a Subsidiary of the Company that is a Subsidiary of the Company on the Issue Date or any Subsidiary carrying on any of the businesses of any such Subsidiary) prior to the date on which such Person became a Subsidiary of the Company and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; (C) pursuant to an agreement effecting a renewal, refunding or extension of the Permitted Receivables Financing Facility or of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) above or this clause (C), provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are not, in the aggregate, more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by and in the reasonable judgment of the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee; (D) in the case of clause (iii) above, restrictions contained in any mortgage or security agreement (including a capital lease) securing Indebtedness of a Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such mortgage or security agreement; (E) in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business consistent with past practice in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under such contract;
(F) any restriction with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary, provided that consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or (G) any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement relating to Indebtedness Incurred by such Foreign Subsidiary which is permitted under Section 5.07(b)(x) hereof.

                  SECTION 5.12. Limitation on Asset Dispositions. The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless: (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee; (ii) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness that is subordinated to the 11-1/2% Notes) relating to such assets and release of the Company and its Restricted Subsidiaries from all liability on the Indebtedness assumed; and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such disposition in a Related Business, are applied within 360 days of such disposition (1) first, to the permanent repayment or reduction of Senior Indebtedness then outstanding under any agreements or instruments which would require such application or prohibit payments pursuant to clause (2) following, and to the extent the Company elects, any other Senior Indebtedness then outstanding, (2) second, to the extent any such amounts remain after application in accordance with clause (1) above, to make an Offer to Purchase outstanding 11-1/2% Notes at 100% of their principal amount plus accrued interest to the date of purchase and, to the extent the Company elects or is otherwise required by the terms thereof, to make an offer to purchase any other Indebtedness of the Company that is pari passu with the 11-1/2% Notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase, (3) third, to the extent any such amounts remain after application in accordance with clauses
(1) and (2) above, to the repayment of other Indebtedness of the Guarantor, the Company or Indebtedness of a Subsidiary of the Company, and (4) fourth, to the extent any such amounts remain after application in accordance with clauses (1),
(2) and (3) above, to any other use as determined by the Company which is not otherwise prohibited by the Indenture. For purposes of the preceding sentence, in the event of a sale of Wallcoverings, the term "Net Available Proceeds" shall mean only an amount equal to the tax savings generated by the use of net operating losses or other tax assets in connection with such sale. The Company shall not be required to make an offer for 11-1/2% Notes pursuant to this
Section 5.12 if the Net Available Proceeds less invested amounts pursuant to clause (iii) above available therefor (after application of the proceeds as provided in clause (1)) are less than $10 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer to Purchase is required with respect to the Net Available Proceeds from any subsequent Asset Disposition). The Company may apply as a credit in satisfaction of all or any part of the Company's obligation to make an Offer to Purchase 11-1/2% Notes pursuant to clause (2) above the aggregate principal amount of 11-1/2% Notes purchased by the Company in open-market transactions (i.e., excluding 11-1/2% Notes optionally redeemed, or required to be purchased by the Company, pursuant to the terms of the Indenture) within the previous 24 consecutive months.


                  SECTION 5.13. Limitation on Transactions with Affiliates and Related Persons. (a) The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Guarantor, the Company or any Restricted Subsidiary), including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person; provided, however, that transactions with a Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Company shall be subject to this Section 5.13(a) unless no Affiliate of the Company (other than a Wholly Owned Subsidiary) holds Capital Stock in such Restricted Subsidiary. For any transaction that involves in excess of $1,000,000, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution. For any transaction that involves in excess of $25,000,000, the Company shall also obtain an opinion from a nationally recognized independent investment banking firm or other expert with experience in evaluating or appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating in substance that such transaction (or series of related transactions) is on terms no less favorable to the Company or such Restricted

Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Company (or on terms that are otherwise fair to the Company or such Restricted Subsidiary from a financial point of view), which shall be deemed to satisfy the requirement in the first sentence of this Section 5.13(a).

                  (b) The provisions of Section 5.13(a) shall not apply to: (i) any Permitted Investment or any Restricted Payment permitted to be paid pursuant to Section 5.10 above; (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business or approved by the Board of Directors; (iii) loans or advances to employees, the payment of fees and indemnities to directors, officers and full-time employees and employment agreements entered into in the ordinary course of business; (iv) monitoring fees paid to Blackstone Partners and WP Partners not in excess of $2 million in the aggregate in any fiscal year; (v) payments pursuant to the Tax Sharing Agreement; (vi) any management, service, purchase, supply or similar agreement relating to the operations of a Related Business entered into in the ordinary course of the Company's business between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary or any C&A Co. Subsidiary, in each case primarily engaged in a Related Business, so long as any such agreement is on terms no less favorable to the Company than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person and (vii) corporate service agreements, tax sharing agreements and other agreements customary in connection with spin-off transactions entered into between the Company or any Restricted Subsidiary and Wallcoverings following the distribution of the Capital Stock of Wallcoverings to the stockholders of the Guarantor.

                  SECTION 5.14. Change of Control. Within 30 days of the occurrence of a Change of Control, unless the Company theretofore has mailed a redemption notice with respect to all of the Outstanding 11-1/2% Notes, the Company shall be required to make an Offer to Purchase all Outstanding 11-1/2% Notes at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase. A "Change in Control" shall be deemed to have occurred if (i) (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Guarantor and (b) the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Guarantor than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of

Directors of the Guarantor (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by another corporation (the "parent corporation"), if such other person beneficially owns, directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or (ii) during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on such date), individuals who at the beginning of such period constituted the Board of Directors of the Guarantor or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Guarantor or the Company was approved by a vote of 66 2/3% of the directors of the Guarantor or the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Guarantor or the Company then in office. The term "Permitted Holder" shall mean Blackstone Partners, Blackstone Family Investment Partnership I L.P., Blackstone Advisory Directors Partnership L.P. and Blackstone Capital Company II, L.L.C. and any of their Affiliates (the "Blackstone Entities") and Wasserstein/C&A Holdings, L.L.C. and any of its Affiliates ("Wasserstein Holdings"). For purposes of clause (b) of this Section 5.14, the term "Permitted Holders" shall be deemed to include any other holder or holders of shares of the Guarantor having ordinary voting power if any Blackstone Entity or Wasserstein Holdings shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder.

                  SECTION 5.15. Unrestricted Subsidiaries. The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided in this Section 5.15 in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary shall be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth in this
Section 5.15 and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, the Investment resulting from such designation would be permitted either as a Permitted Investment or in compliance with Section 5.10 hereof. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 5.07(a) hereof and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with this Section 5.15.

         D.  Provisions Supplemental to Article VI of the Indenture.

                  Article VI of the Indenture is hereby supplemented with respect to the 11-1/2% Notes by deleting Section 6.04 and substituting the following therefor:

                  SECTION 6.04. Provision of Certain Information. Whether or not the Guarantor or the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Guarantor or the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Guarantor or the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Guarantor or the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Guarantor or the Company would have been required so to file such documents if the Guarantor or the Company were so required. The Guarantor or the Company shall also in any event (i) within 15 days of each Required Filing Date (a) transmit by mail to all Holders of 11-1/2% Notes, as their names and addresses appear in the Security Register, without cost to such Holders of 11-1/2% Notes, and (b) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Guarantor or the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Guarantor or the Company were required to be subject to such Sections and (ii) if filing such documents by the Guarantor or the Company with the Commission is not permitted under the Exchange Act, promptly upon written request of a Holder of 11-1/2% Notes supply copies of such documents to any prospective Holder of 11-1/2% Notes.

         E. Provisions Supplemental to Article VII of the Indenture.

                  Article VII of the Indenture is hereby supplemented with respect to the 11-1/2% Notes by deleting Sections 7.01 and 7.02 and substituting the following therefor:

                  SECTION 7.01. Events of Default. "Event of Default", with respect to the 11-1/2% Notes, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (i) default in the payment of the principal of or premium, if any, on any 11-1/2% Note at its Maturity, whether or not such payment is prohibited by Article XIV hereof; or

                  (ii) default in the payment of any interest upon any 11-1/2% Note as and when the same shall become due and payable, whether or not such payment is prohibited by Article XIV hereof, and continuance of such default for a period of 30 days; or

                  (iii) default in the payment of principal and interest on any 11-1/2% Note required to be purchased pursuant to an Offer to Purchase as set forth in Section 5.12 or 5.14 hereof when due and payable, whether or not such payment is prohibited by Article XIV hereof; or

                  (iv) failure on the part of the Company or the Guarantor to perform or comply with the provisions of Section 10.01 hereof;

                  (v) failure on the part of the Company or the Guarantor duly to observe or perform the covenants set forth in Section 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15 or 6.04 hereof and continuance of such failure for a period of 30 days after the date on which written notice of such failure, requiring the Company or the Guarantor to remedy the same and stating that such notice is a "Notice of Default" hereunder, shall have been given by registered mail to the Company and the Guarantor by the Trustee, or to the Company, the Guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of the 11-1/2% Notes at the time Outstanding; or

                  (vi) failure on the part of the Company or the Guarantor duly to observe or perform any of the other covenants or agreements on its part in the

         11-1/2% Notes or in this Indenture and continuance of such failure for a period of 60 days after the date on which written notice of such failure, requiring the Company or the Guarantor to remedy the same and stating that such notice is a "Notice of Default" hereunder, shall have been given by registered mail to the Company and the Guarantor by the Trustee, or to the Company, the Guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of the 11-1/2% Notes at the time Outstanding; or

                  (vii) default under the terms of any instrument or instruments evidencing or securing Indebtedness for money borrowed by the Company or any Significant Subsidiary having an outstanding principal amount of $20 million individually or in the aggregate which default results in the acceleration of the payment of such Indebtedness or constitutes the failure to pay such indebtedness when due at final maturity after the lapse of any applicable grace period; or

                   (viii) the Guarantee with respect to the 11-1/2% Notes shall for any reason (other than as described in the second sentence of Section 10.01(b)) cease to be, or shall be asserted in writing by the Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms; or

                  (ix) the  rendering  of a final  judgment  or  judgments  (not
         subject  to  appeal)   against  the  Guarantor,   the  Company  or  any
         Significant Subsidiary in an amount in excess of $20 million (calculated net of any insurance available to pay such judgment) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; or

                  (x) the entry of a decree or order by a court having jurisdiction in the premises granting relief in respect of the Company or the Guarantor or any Significant Subsidiary in an involuntary case under the Federal Bankruptcy Code, adjudging the Company or the Guarantor or such Significant Subsidiary a bankrupt, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor or any Significant Subsidiary under any Bankruptcy Law, or appointing a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of the Company or the Guarantor or any Significant Subsidiary, or of substantially all of its properties, or ordering the winding up or liquidation of its affairs under any such law, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (xi) the  institution  by the Company or the  Guarantor or any
         Significant Subsidiary of proceedings to be adjudicated a bankrupt, or the consent of the Company or the Guarantor or any Significant Subsidiary to the institution of bankruptcy proceedings against it, or the filing by the Company or the Guarantor or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, or the consent by the Company or the Guarantor or any Significant Subsidiary to the filing of any such petition or to the appointment of a receiver, liquidator, custodian, assignee, trustee, sequestrator (or other similar official) of the Company or the Guarantor or any Significant Subsidiary, or of substantially all of its properties under any such law.

                  SECTION 7.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default with respect to the 11-1/2% Notes, other than an Event of Default described in Section 7.01(x) or (xi), occurs and is continuing, then, and in every such case, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding 11-1/2% Notes may declare the principal of all the 11-1/2% Notes to be immediately due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration the same shall become immediately due and payable.

                  (b) At any time after such a declaration of acceleration with respect to the 11-1/2% Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding 11-1/2% Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences, and any Event of Default giving rise to such declaration shall not be deemed to have occurred, if:

                  (i) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                           (A) all overdue installments of interest on all the
                  11-1/2% Notes;

                           (B) the  principal  of and  premium,  if any,  on any
                  11-1/2% Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor by the terms of the 11-1/2% Notes;

                           (C) to the extent  that  payment of such  interest is
                  lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor by the terms of the 11-1/2% Notes; and

                           (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Security Registrar, any Paying Agent, and their agents and counsel and all other amounts due the Trustee under Section 8.07; and

                  (ii) all other Events of Default with respect to the 11-1/2% Notes, other than the nonpayment of the principal of 11-1/2% Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.13.

No such recession shall affect any subsequent default or impair any right consequent thereon.

                  (c) If an Event of Default  described  in  Section  7.01(x) or
(xi) occurs and is continuing with respect to the 11-1/2% Notes, then the principal of all the 11-1/2% Notes shall become immediately due and payable without further action by the Trustee or any Holder of 11-1/2% Notes.


         F. Provisions Supplemental to Article IX of the Indenture.

                  Article IX of the Indenture is hereby supplemented with respect to the 11-1/2% Notes by replacing the first paragraph of Section 9.02 with the following:
                  With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding 11-1/2% Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of 11-1/2% Notes; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding 11-1/2% Note so affected:

                  (i) change the Maturity of the principal of, or the Stated Maturity of any installment of interest (or premium, if any) on, any 11-1/2% Note, or reduce the principal amount thereof or any premium thereon or the rate of interest thereon or reduce the minimum rate of interest thereon); or

                  (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or of certain defaults hereunder and their consequences) provided for in this Indenture or reduce the requirements of Section 17.04 for a quorum; or

                  (iii) change the place or currency of payment of principal (or premium) of, or interest on, any 11-1/2% Note; or

                  (iv) reduce the redemption premium of any 11-1/2% Note; or

                  (v) reduce the time before any 11-1/2%  Note may be  redeemed;
         or

                  (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any 11-1/2% Note; or

                  (vii) modify any of the provisions of this Section or Section 7.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived; or


                  (viii) following the mailing of any Offer to Purchase, make any change to any Offer to Purchase the 11-1/2% Notes required by
         Section 5.12 or 5.14 hereof in a manner materially adverse to the Holders of 11-1/2% Notes; or

                  (ix) make any change in Article Fourteen that adversely affects the rights of any Holder under Article Fourteen in any material respect.

         G. Provisions Supplemental to Article X of the Indenture.

                  Article X of the Indenture is hereby supplemented with respect to the 11-1/2% Notes by deleting such Article in its entirety and substituting the following therefor:

                  SECTION 10.01. Mergers, Consolidations and Certain Sales of Assets. (a) The Company may not (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of the Company's assets substantially as an entirety to any Person, unless: (A) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of its assets substantially as an entirety, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture; (B) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; (C) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or other successor entity to the Company) is equal to or greater than that of the Company immediately prior to the transaction; (D) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been Incurred by the Company or such Subsidiary at the time of such transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Indebtedness pursuant to
Section 5.07(a) hereof and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


                  (b) The Guarantor may not (i) consolidate with or merge into any other Person or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of the Guarantor's assets substantially as an entirety to any Person, unless: (A) in a transaction in which the Guarantor does not survive or in which the Guarantor sells or otherwise disposes of its assets substantially as an entirety, the successor entity to the Guarantor is organized under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Guarantor's obligations under the Indenture; (B) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Guarantor at the time of the transaction as having been Incurred by the Guarantor at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; and (C) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with. If a transaction described in this Section 10.01(b) occurs and such transaction is also described in Section 10.01(a), the terms of Section 10.01(a) shall apply exclusively, and the Guarantee with respect to the 11-1/2% Notes shall lapse without further action by any Person.

                  SECTION 10.02. Successor Corporation Substituted. In the event of any transaction described in and complying with the conditions listed in

Section 10.01(a) or 10.01(b), in which the Company or the Guarantor is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, and the Company or the Guarantor, as the case may be, shall be released and discharged from all obligations and covenants under the Indenture and any indenture supplemental thereto and the 11-1/2% Notes.

         H.  Provisions Supplemental to Article XI.

                  Article XI is hereby supplemented with respect to the 11-1/2% Notes by deleting such Article in its entirety and substituting the following therefor:

                  SECTION 11.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all Outstanding 11-1/2% Notes (other than 11-1/2% Notes replaced pursuant to Section 3.06) for cancellation or (ii) all outstanding 11-1/2% Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article Four hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding 11-1/2% Notes, including interest thereon to maturity or such redemption date (other than 11-1/2% Notes replaced pursuant to Section 3.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 11.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 11.01(c) and 11.02, the Company at any time may terminate (i) all its obligations under the 11-1/2% Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 and 6.04, Article
Fourteen, the Guarantor's obligations under Article Fifteen, the operation of Sections 7.01(v), (vii), (viii), (ix), (x) and (xi) (but in the case of Sections 7.01(x) or (xi), with respect only to Significant Subsidiaries) and the applicability of the conditions set forth in Section 10.01(a) (C) and (D) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the 11-1/2% Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the 11-1/2% Notes may not be accelerated because of an Event of Default specified in Sections 7.01(v),(vii), (viii), (ix), (x) or (xi) (but, in the case of Sections 7.01(x) or

(xi)), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 10.01(a)(C) or (D).

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 3.05 and 3.06 shall survive until the 11-1/2% Notes have been paid in full.

                  SECTION 11.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the 11-1/2% Notes to maturity or redemption, as the case may be;


                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the 11-1/2% Notes to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 7.01(x) or (xi) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company or the Guarantor;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the 11-1/2% Notes as contemplated by this Article Eleven have been complied with.


                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of 11-1/2% Notes at a future date in accordance with Article Four.

                  SECTION 11.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eleven. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the 11-1/2% Notes. Money and securities so held in trust are not subject to Article Fourteen.

                  SECTION 11.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 11.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 11.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Eleven by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the 11-1/2% Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eleven until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article Eleven; provided, however, that, if the Company has made any payment of interest on or principal of any 11-1/2% Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such 11-1/2% Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


         I.  Counterparts.

                  This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

         J.  Miscellaneous.

                  (a) Except as expressly supplemented by this Supplement, the Indenture shall remain unchanged and in full force and effect.

                  (b) This Supplement shall be construed as supplemental to the Indenture and shall form a part thereof with respect to the 11-1/2% Notes.

                  (c) All references in the Indenture to any Section of the Indenture shall be deemed, for purposes of the 11-1/2% Notes, to refer to such Section of the Indenture as supplemented by the relevant provisions of this Supplement.

                  (d) This Supplement and the 11-1/2% Notes shall be construed in accordance with and governed by the laws of the State of New York.


                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


COLLINS & AIKMAN PRODUCTS CO.,

    by /s/ J. Michael Stepp

        Name: J. Michael Stepp
        Title: Executive Vice President and CFO



COLLINS & AIKMAN CORPORATION,

    by /s/ J. Michael Stepp

        Name: J. Michael Stepp
        Title: Executive Vice President and CFO



FIRST UNION NATIONAL BANK OF
    NORTH CAROLINA, Trustee,

    by /s/ Karen E. Atkinson

       Name: Karen E. Atkinson
       Title: Assistant Vice President

                                                           EXHIBIT A










                             FORM OF GLOBAL SECURITY

                          COLLINS & AIKMAN PRODUCTS CO.

No.                                          CUSIP No. 194832 AA 9

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO COLLINS & AIKMAN PRODUCTS CO. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF SUCH DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                          COLLINS & AIKMAN PRODUCTS CO.
         Registered                                              $200,000,000

No.                                    CUSIP No. 194832 AA 9

                  COLLINS  &  AIKMAN  PRODUCTS  CO.,  a  Delaware   corporation,
promises to pay CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION Dollars on April 15, 2006.

                  Interest Payment Dates:  April 15 and October 15.

                  Record Dates: April 1 and October 1.

                  Additional provisions of this Security are set forth below.

Dated:                              COLLINS & AIKMAN PRODUCTS CO.


                                              by
                                                   Executive Vice President




                                                    Secretary

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

This is one of
the Securities of
the series designated
therein referred
to in the within-mentioned
Indenture.

FIRST UNION NATIONAL BANK
  OF NORTH CAROLINA

by
     Authorized Signatory

                          COLLINS & AIKMAN PRODUCTS CO.

1.  Interest.

                  Collins & Aikman Products Co., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount of and interest on this Security at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from June 10, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment.

                  The Regular Record Date for any interest payment is the close of business on April 1 or October 1, as the case may be, whether or not such date is a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. The Company will pay interest on the Securities
(except Defaulted Interest (as herein defined)) to the persons who are registered holders of Securities on the relevant Regular Record Date even if Securities are cancelled after the Regular Record Date and on or before the relevant Interest Payment Date. Holders must surrender Securities to the Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. The Company may mail an interest check to a Holder's registered address. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his having been such Holder and shall be paid as provided in the Indenture referenced herein.

3.  Paying Agent and Registrar.

                  Initially, First Union National Bank of North Carolina, a national banking association, will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture.

                  The Company issued the Securities under a Subordinated Indenture dated as of June 1, 1996, between the Company and First Union National Bank of North Carolina, a national banking association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of June 1, 1996 (collectively, as amended from time to time, the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $400,000,000 aggregate principal amount (subject to Sections 3.05, 3.06 and 4.07 of the Indenture). The Indenture imposes certain limitations on (i) the Incurrence of Indebtedness by the Company or its Restricted Subsidiaries or by the Guarantor, (ii) the ability of the Company or any of its Restricted Subsidiaries to incur or suffer to exist any Lien on or with respect to property or assets or to secure any Indebtedness of the Company, (iii) the payment of dividends and other distributions on the Capital Stock of the Company or the Guarantor, (iv) the purchase or redemption of Capital Stock of the Company and the Guarantor and of certain Capital Stock of the Company's Restricted Subsidiaries, (v) certain purchases or redemptions of Subordinated Indebtedness of the Company or the Guarantor, (vi) certain Investments by the Company, its Restricted Subsidiaries or the Guarantor, (vii) certain Asset Dispositions by the Company and its Restricted Subsidiaries and (viii) the business activities, investments and transactions by the Company and its Restricted Subsidiaries with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict the ability of any Restricted Subsidiary to pay dividends and other distributions on its Capital Stock owned by, or pay any Indebtedness owed to, the Company or any other Restricted Subsidiary. The limitations are subject to a number of important qualifications and exceptions.

5.  Optional Redemption.

                  Except as set forth in this paragraph 5, the Securities will not be redeemable prior to April 15, 2001. On or after that date, and prior to maturity, the Company may redeem the Securities in whole or in part at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to but excluding the redemption date, if redeemed during the 12-month period beginning on or after April 15 of the years set forth below:

                                                               Redemption
                 Year                                             Price

                 2001....................................        105.750%
                 2002....................................        103.833%
                 2003....................................        101.917%
                 2004 and thereafter ....................        100.000%

                  The Securities will be redeemable from time to time prior to April 15, 2001 only in the event that on or before April 15, 1999 the Company receives net cash proceeds from one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net cash proceeds to redeem the Securities, at a Redemption Price of 110% of the principal amount of the Securities plus accrued interest to but excluding the date of redemption, in a principal amount of at least $5 million and up to an aggregate principal amount equal to 40% of the original principal amount of the Securities, provided, however, that Securities in an aggregate principal amount equal to at least 60% of the original principal amount of the Securities remain outstanding after each such redemption. Any such redemption must occur within 120 days of any such sale.

                  The Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium at the time plus accrued but unpaid interest, if any, to but excluding the date of redemption.

6.  Notice of Redemption.

                  Notice of redemption must be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Subordination.

                  The indebtedness evidenced by the Securities and the Guarantee is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in cash of all Senior Indebtedness and
Senior Guarantor Indebtedness. Except to the extent provided in the Indenture,neither the Company nor the Guarantor may directly or indirectly (nor shall anydirect or indirect payment or distribution be made by or on behalf of theCompany or the Guarantor in respect of the following) pay the principal orpremium (if any) of or interest on the Securities and other payment obligationsof the Company or the Guarantor in respect of the Securities, make any deposit pursuant to Section 11.01 of the Indenture or repurchase, redeem or otherwise retire any Securities if (i) any Senior Indebtedness and Senior GuarantorIndebtedness is not paid in cash when due or (ii) any other default on Senior Indebtedness and Senior Guarantor Indebtedness occurs and the maturity of such Senior Indebtedness and Senior Guarantor Indebtedness is accelerated i accordance with its terms. Each of the Company and the Guarantor agrees, and each Holder by accepting a Security and the related Guarantee agrees, to th subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact forany and all such purposes.

8.  Put Provisions.

                  Within 30 days of the occurrence of a Change of Control, unless the Company has mailed a redemption notice with respect to all outstanding Securities, any Holder of Securities will have the right to causethe Company to repurchase all or any part of the Securities of such Holder ata repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of purchase as provided in, and subject to the terms of, the Indenture.

9.  Guarantee.

                  The Guarantor has irrevocably, fully and unconditionally guaranteed on an unsecured senior subordinated basis the performance and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under theIndenture and this Security, whether for principal of or interest on th Securities, to the extent provided in the Indenture. The Guarantor also agrees to pay, in addition to the amount stated above, on an unsecured senior subordinated basis, any and all expenses (including reasonable counsel fees and

                                                                               7
expenses)  incurred
by the Trustee or the Holders in enforcing any rights under the Guarantee with respect to the Guarantor. Such Guarantee, however, will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

10.  Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof in book-entry form only. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar or the Company may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of selection of Securities to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption of the Securities so selected for redemption, or (ii) to register the transfer or exchange of the Securities or portions thereof so selected for redemption.

11.  Persons Deemed Owners.

                  The registered holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and Indenture (and in certain instances, the Guarantor's obligations under the Indenture) if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any holder of Securities, the Company and the Trustee, at any time and from time to time, may amend the Indenture to, among other things,
(i) evidence the succession of another corporation or person to the Company or the Guarantor, as the case may be, in the Indenture and in the Securities, (ii) evidence and provide for a successor Trustee, (iii) add to the covenants of the Company or the Guarantor for the benefit of the holders of Securities or to surrender any right or power conferred upon the Company or the Guarantor in the Indenture, (iv) cure any ambiguity, correct or supplement any provision which may be inconsistent or make any other provisions with respect to matters or questions arising under the Indenture, provided the interests of the holders of the Securities are not adversely affected in any material respect, (v) add any additional Events of Default, (vi) add to or change provisions to permit or facilitate the issuance of Securities convertible into other securities, (vii) evidence any changes to corporate Trustee eligibility authorized by the Trust Indenture Act of 1939, or (viii) add to or change or eliminate any provision of the Indenture as necessary to comply with the Trust Indenture Act provided such action does not adversely affect the interests of the holders of Securities of any series in any material respect, or (ix) make any changes in the subordination provision to limit or terminate the benefits available to holders of Senior Indebtedness, Senior Guarantor Indebtedness, or, if applicable, Senior Subordinated Indebtedness.

15.  Defaults and Remedies.

                  Under the Indenture, Events of Default include (i) default in the payment of the principal of or premium, if any, on the Securities at maturity, upon redemption pursuant to paragraph 5 hereof, by declaration of acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture); (ii) default in the payment of any interest upon any Security as and when the same shall become due and payable (whether or not such payment is prohibited by the subordination provisions of the Indenture), and continuance of such default for a period of 30 days; (iii) default in the payment of principal and interest on any Security required to purchased pursuant to an Offer to Purchase as set forth in certain provisions of the Indenture when due and payable (whether or not such payment is prohibited by the subordination provisions of the Indenture); (iv) failure on the part of the Company or the Guarantor to perform or comply with other agreements and covenants of the Indenture, in certain instances subject to notice or lapse of time or both; (v) acceleration of payment under the terms of any instrument(s) evidencing or securing Indebtedness for money borrowed by the Company or any Significant Subsidiary having an outstanding principal amount of $20 million individually or in the aggregate; (vi) the Guarantee with respect to the Securities shall for certain reasons cease to be, or shall be asserted in writing by the Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms; (vii) certain judgment(s) against the Guarantor, the Company or any Significant Subsidiary in an amount in excess of $20 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (viii) certain events of bankruptcy or insolvency with respect to the Company, the Guarantor or any Significant Subsidiary;

                  If an Event of Default occurs and is continuing (other than certain Events of Default contemplated in the Indenture), the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately by notice in writing to the Company (or to the Trustee if given by the Holders). Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default without further action by the Trustee or any Holder of the Securities.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations. Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.

16.  No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company, any Guarantor or the Trustee shall not have any liability for any obligations of the Company, such Guarantor or the Trustee, respectively, under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waivers and release are part of the consideration for the issue of the Securities.

17.  Authentication.

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the second page of this Security.

18.  Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representations is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in large type. Requests may be made to:

                  Collins & Aikman Products Co.
                  Address:  701 McCullough Drive
                  City, State:  Charlotte, NC 28262
                  Attn:  Treasurer

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                if such Holder desires to transfer this Security)

FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER  OF TRANSFEREE



                  (Please print name and address of transferee)


this Security, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint __________________ Attorney to
transfer   this  Security  on  the  Security   Register,   with  full  power  of
substitution.

Dated: _____________



- ------------------------------          ------------------------------
Signature of Holder                     Signature Guaranteed:




NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

[ ]      In  connection  with the Change of Control  Offer  made  pursuant  to
         Section 5.14 of the Indenture, the undersigned hereby elects to have

         [ ]     the entire principal amount

         [ ]     $_____________  ($1,000 in principal amount or an integral multiple thereof) principal amount of this Security

         repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest thereon to the date of purchase.

[ ] In connection with an Asset Disposition made pursuant to Section 5.12 of the Indenture, the undersigned hereby elects to have

         [ ]      the entire principal amount

         [ ]      $____________  ($1,000 in principal amount or an integral
         multiple thereof) principal amount of this Security

         repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ______________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Dated:___________


- ------------------------------           ------------------------------
Signature of Holder                      Signature Guaranteed:



NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                             FORM OF GLOBAL SECURITY

                          COLLINS & AIKMAN PRODUCTS CO.

No. 2                                          CUSIP No. 194832 AA 9

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO COLLINS & AIKMAN PRODUCTS CO. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF SUCH DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                          COLLINS & AIKMAN PRODUCTS CO.
        Registered                                                $200,000,000

No. 2                                   CUSIP No. 194832 AA 9

                  COLLINS  &  AIKMAN  PRODUCTS  CO.,  a  Delaware   corporation,
promises to pay CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION Dollars on April 15, 2006.

                  Interest Payment Dates:  April 15 and October 15.

                  Record Dates: April 1 and October 1.

                  Additional provisions of this Security are set forth below.

Dated:                              COLLINS & AIKMAN PRODUCTS CO.


                                    by
                                         Executive Vice President




                                    Secretary

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION

This is one of
the Securities of
the series designated
therein referred
to in the within-mentioned
Indenture.

FIRST UNION NATIONAL BANK
  OF NORTH CAROLINA

by
     Authorized Signatory

                          COLLINS & AIKMAN PRODUCTS CO.

1.  Interest.

                  Collins & Aikman Products Co., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to the principal amount of and interest on this Security at the rate per annum shown above. The Company will pay interest semiannually on April 15 and October 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from June 10, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment.

                  The Regular Record Date for any interest payment is the close of business on April 1 or October 1, as the case may be, whether or not such date is a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. The Company will pay interest on the Securities
(except Defaulted Interest (as herein defined)) to the persons who are registered holders of Securities on the relevant Regular Record Date even if Securities are cancelled after the Regular Record Date and on or before the relevant Interest Payment Date. Holders must surrender Securities to the Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. The Company may mail an interest check to a Holder's registered address. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his having been such Holder and shall be paid as provided in the Indenture referenced herein.

3.  Paying Agent and Registrar.

                  Initially, First Union National Bank of North Carolina, a national banking association, will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture.

                  The Company issued the Securities under a Subordinated Indenture dated as of June 1, 1996, between the Company and First Union National Bank of North Carolina, a national banking association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of June 1, 1996 (collectively, as amended from time to time, the "Indenture"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $400,000,000 aggregate principal amount (subject to Sections 3.05, 3.06 and 4.07 of the Indenture). The Indenture imposes certain limitations on (i) the Incurrence of Indebtedness by the Company or its Restricted Subsidiaries or by the Guarantor, (ii) the ability of the Company or any of its Restricted Subsidiaries to incur or suffer to exist any Lien on or with respect to property or assets or to secure any Indebtedness of the Company, (iii) the payment of dividends and other distributions on the Capital Stock of the Company or the Guarantor, (iv) the purchase or redemption of Capital Stock of the Company and the Guarantor and of certain Capital Stock of the Company's Restricted Subsidiaries, (v) certain purchases or redemptions of Subordinated Indebtedness of the Company or the Guarantor, (vi) certain Investments by the Company, its Restricted Subsidiaries or the Guarantor, (vii) certain Asset Dispositions by the Company and its Restricted Subsidiaries and (viii) the business activities, investments and transactions by the Company and its Restricted Subsidiaries with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict the ability of any Restricted Subsidiary to pay dividends and other distributions on its Capital Stock owned by, or pay any Indebtedness owed to, the Company or any other Restricted Subsidiary. The limitations are subject to a number of important qualifications and exceptions.

5.  Optional Redemption.

                  Except as set forth in this paragraph 5, the Securities will not be redeemable prior to April 15, 2001. On or after that date, and prior to maturity, the Company may redeem the Securities in whole or in part at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to but excluding the redemption date, if redeemed during the 12-month period beginning on or after April 15 of the years set forth below:

                                                              Redemption
                 Year                                            Price

                 2001..................................         105.750%
                 2002..................................         103.833%
                 2003..................................         101.917%
                 2004 and thereafter ..................         100.000%

                  The Securities will be redeemable from time to time prior to April 15, 2001 only in the event that on or before April 15, 1999 the Company receives net cash proceeds from one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net cash proceeds to redeem the Securities, at a Redemption Price of 110% of the principal amount of the Securities plus accrued interest to but excluding the date of redemption, in a principal amount of at least $5 million and up to an aggregate principal amount equal to 40% of the original principal amount of the Securities, provided, however, that Securities in an aggregate principal amount equal to at least 60% of the original principal amount of the Securities remain outstanding after each such redemption. Any such redemption must occur within 120 days of any such sale.

                  The Securities may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium at the time plus accrued but unpaid interest, if any, to but excluding the date of redemption.

6.  Notice of Redemption.

                  Notice of redemption must be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Subordination.

                  The indebtedness evidenced by the Securities and the Guarantee is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in cash of all Senior Indebtedness and, if applicable, Senior Subordinated Indebtedness. Except to the extent provided in the Indenture, neither the Company nor the Guarantor may directly or indirectly (nor shall any direct or indirect payment or distribution be made by or on behalf of the Company or the Guarantor in respect of the following) pay the principal or premium (if any) or interest on the Securities and other payment obligations of the Company in respect of the Securities, make any deposit pursuant to Section 11.01 of the Indenture or repurchase, redeem or otherwise retire any Securities if (i) any Senior Indebtedness and, if applicable, Senior Subordinated Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness and, if applicable, Senior Subordinated Indebtedness occurs and the maturity of such Senior Indebtedness and, if applicable, Senior Subordinated Indebtedness is accelerated in accordance with its terms. Each of the Company and the Guarantor agrees, and each Holder by accepting a Security and the related Guarantee agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for any and all such purposes.

8.  Put Provisions.

                  Within 30 days of the occurrence of a Change of Control, unless the Company has mailed a redemption notice with respect to all outstanding Securities in connection with such Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

9.  Guarantee.

                  The Guarantor has irrevocably, fully and unconditionally guaranteed on an unsecured senior, unsecured senior subordinated and unsecured junior subordinated basis, as the case may be, the performance and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the Indenture and this Security, whether for principal of or interest on the Securities, to the extent provided in the Indenture. The Guarantor also agrees to pay, in addition to the amount stated above, on an unsecured senior subordinated basis, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantee with respect to the Guarantor. Such Guarantee, however, will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Guarantor without rendering the Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

10.  Denominations; Transfer; Exchange.

                  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof in book-entry form only. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar or the Company may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of selection of Securities to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption of the Securities so selected for redemption, or (ii) to register the transfer or exchange of the Securities or portions thereof so selected for redemption.

11.  Persons Deemed Owners.

                  The registered holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money.

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  Defeasance.

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and Indenture (and in certain instances, the Guarantor's obligations under the Indenture) if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any holder of Securities, the Company and the Trustee, at any time and from time to time, may amend the Indenture to, among other things,
(i) evidence the succession of another corporation or person to the Company or the Guarantor, as the case may be, in the Indenture and in the Securities, (ii) evidence and provide for a successor Trustee, (iii) add to the covenants of the Company or the Guarantor for the benefit of the holders of Securities or to surrender any right or power conferred upon the Company or the Guarantor in the Indenture, (iv) cure any ambiguity, correct or supplement any provision which may be inconsistent or make any other provisions with respect to matters or questions arising under the Indenture, provided the interests of the holders of the Securities are not adversely affected in any material respect, (v) add any additional Events of Default, (vi) add to or change provisions to permit or facilitate the issuance of Securities convertible into other securities, (x) evidence any changes to corporate Trustee eligibility authorized by the Trust Indenture Act of 1939, or (xi) add to or change or eliminate any provision of the Indenture as necessary to comply with the Trust Indenture Act provided such action does not adversely affect the interests of the holders of Securities of any series in any material respect.

15.  Defaults and Remedies.

                  Under the Indenture, Events of Default include (i) default in the payment of the principal of or premium, if any, on the Securities at maturity, upon redemption pursuant to paragraph 5 hereof, by declaration of acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture); (ii) default in the payment of any interest upon any Security as and when the same shall become due and payable (whether or not such payment is prohibited by the subordination provisions of the Indenture), and continuance of such default for a period of 30 days; (iii) default in the payment of principal and interest on any Security required to purchased pursuant to an Offer to Purchase as set forth in certain provisions of the Indenture when due and payable (whether or not such payment is prohibited by the subordination provisions of the Indenture); (iv) failure on the part of the Company or the Guarantor to perform or comply with other agreements and covenants of the Indenture, in certain instances subject to notice or lapse of time or both; (v) certain defaults under the terms of any instrument(s) evidencing or securing Indebtedness for money borrowed by the Company or any Significant Subsidiary having an outstanding principal amount of $20 million individually or in the aggregate; (vi) the Guarantee with respect to the Securities shall for certain reasons cease to be, or shall be asserted in writing by the Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms; (vii) certain judgment(s) against the Guarantor, the Company or any Significant Subsidiary in an amount in excess of $20 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (viii) certain events of bankruptcy or insolvency with respect to the Company, the Guarantor or any Significant Subsidiary;

                  If an Event of Default occurs and is continuing (other than certain Events of Default contemplated in the Indenture), the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately by notice in writing to the Company (or to the Trustee if given by the Holders). Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default without further action by the Trustee or any Holder of the Securities.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations. Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.

16.  No Recourse Against Others.

                  A director, officer, employee or stockholder, as such, of the Company, any Guarantor or the Trustee shall not have any liability for any obligations of the Company, such Guarantor or the Trustee, respectively, under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waivers and release are part of the consideration for the issue of the Securities.

17.  Authentication.

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the second page of this Security.

18.  Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representations is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in large type. Requests may be made to:

                  Collins & Aikman Products Co.
                  Address:  701 McCullough Drive
                  City, State:  Charlotte, NC 28262
                  Attn:  Treasurer

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                if such Holder desires to transfer this Security)

FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER  OF TRANSFEREE



                  (Please print name and address of transferee)


this Security, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint __________________ Attorney to
transfer   this  Security  on  the  Security   Register,   with  full  power  of
substitution.

Dated: _____________



- ------------------------------           ------------------------------
Signature of Holder                      Signature Guaranteed:




NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

[ ]      In  connection  with the Change of Control  Offer made  pursuant to
         Section 5.14 of the Indenture, the undersigned hereby elects to have

         [ ]      the entire principal amount

         [ ] $_____________ ($1,000 in principal amount or an integral multiple thereof) principal amount of this Security repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest thereon to the date of purchase.

[ ] In connection with an Asset Disposition made pursuant to Section 5.12 of the Indenture, the undersigned hereby elects to have

         [ ]      the entire principal amount

         [ ] $____________ ($1,000 in principal amount or an integral multiple thereof) principal amount of this Security repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ______________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Dated:___________


- ------------------------------         ------------------------------
Signature of Holder                    Signature Guaranteed:



NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.



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